Exhibit 5.1

December 27, 2017

CollPlant Holdings Ltd.

3 Sapir Street, Weizmann Science Park

Ness-Ziona 74140

Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to CollPlant Holdings Ltd., (the “Company”), an Israeli company, in connection with the issuance and sale of (i) 7,280,000 ordinary shares of the Company, NIS 0.03 par value per share (each, an “Ordinary Share”) represented by up to 145,600 American Depositary Shares (the “Initial ADSs”), (ii)  49,244,224 Ordinary Shares represented by 984,884 American Depositary Shares (the “Debentures ADSs”) issuable upon conversion of the Debentures, and (iii) 49,607,407 Ordinary Shares represented by 992,148 American Depositary Shares (the “Warrant ADSs”, and together with the Initial ADSs and the Debentures ADSs, the “Securities”) issuable upon exercise of the Warrants, in case issued or issuable to Alpha Capital Ansalt (“Alpha”) pursuant to the terms of a securities purchase agreement dated September 6, 2017 (the “Securities Purchase Agreement”) by and between the Company and Alpha (“Alpha”). All terms capitalized but not defined here shall have the meanings ascribed to those terms in the Securities Purchase Agreement.  The Securities are being issued pursuant to a registration statement on Form F-1 (Registration Statement No. 333-214188) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Articles of Association, and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon their respective issuance in accordance with the terms of the Securities Purchase Agreement, the Debentures and the Warrants (i) the ordinary shares underlying the Initial ADSs issued to Alpha as described in the Registration Statement and the Prospectus have been duly authorized, validly issued, fully paid and non-assessable, (ii) the ordinary shares underlying the Debentures ADSs to be issued to Alpha as described in the Registration Statement and the Prospectus have been duly authorized, and upon issuance of the Debentures upon payment therefor in accordance with the Securities Purchase Agreement and issuance of the Debentures ADSs upon conversion of the Debentures and payment of the conversion price in accordance with the terms thereof, will be, validly issued, fully paid and non-assessable, and (iii) the ordinary shares underlying the Warrant ADSs to be issued to Alpha as described in the Registration Statement and the Prospectus have been duly authorized, and upon issuance of the Warrants upon payment therefor in accordance with the Securities Purchase Agreement and issuance of the Warrant ADSs upon exercise of the Warrants and payment of the exercise price in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.